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                                                                    EXHIBIT 10.1


                               CUSTOMER AGREEMENT

                    SMITH BARNEY WESTPORT FUTURES FUND L. P.

                 This Agreement made and entered into as of the ___ day of _______, 1997, by and between SMITH BARNEY WESTPORT FUTURES FUND L. P., a New York limited partnership (the "Partnership"), and SMITH BARNEY INC., a Delaware corporation ("SB").

                             W I T N E S S E T H :

                 WHEREAS, the Partnership has been organized to engage in the speculative trading of commodity interests, including, but not limited to, futures contracts, options and forward contracts; and

                 WHEREAS, the Partnership and SB wish to enter into this Agreement setting forth the terms and conditions upon which SB will perform brokerage and other services for the Partnership;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, it is agreed as follows:

                 1. Appointment of Broker/Dealer and Opening of Account. The Partnership hereby appoints SB as its commodity broker/dealer through whom the Partnership will execute trades in commodity interests including futures contracts, options and forward contracts. As soon as practicable following the conclusion of the Initial Offering Period (as defined in the Selling Agreement) of the units of limited partnership interest in the Partnership (the "Units"), provided at least 20,000 Units are sold, the Partnership shall deposit or cause to be deposited the partners' capital contributions in a commodity brokerage account with SB, and will maintain all of its assets, as they from time to time exist, in such account except for such amounts as may be necessary or desirable to be maintained in a bank account to facilitate the payment of Partnership expenses, redemptions or distributions. The Partnership shall execute such other documents as shall be necessary or appropriate to permit SB to perform its services hereunder.

                 2. Services of SB. SB agrees to use its best efforts to effect transactions for the Partnership's account and agrees to assist the Partnership or its general partner, Smith Barney Futures Management Inc. (the "General Partner"), in (a) calculating the Partnership's Net Assets and Net Asset Value (as such terms are defined in the Partnership's Limited Partnership Agreement) at such times as may be required, (b) calculating any fees due the Partnership's trading advisors (the "Advisors"; each individually an "Advisor"), (c) preparing and confirming financial information for annual or interim audits and reports and (d) establishing procedures for effecting redemptions, cash distributions and the liquidation of the Partnership upon
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termination.  SB further agrees to furnish clerical and bookkeeping support for the administration of the Partnership.

                 3. Brokerage and Other Fees. The Partnership shall pay to SB a monthly brokerage fee equal to 13/24 of 1% of month-end Net Assets of the Partnership (6.5% per year) in lieu of brokerage commissions on a per trade basis. The Partnership shall also pay all National Futures Association, exchange, clearing, user, give-up and floor brokerage fees, or shall reimburse SB for all such fees previously paid by SB on behalf of the Partnership. This fee may be increased or decreased at any time at SB's discretion upon notice to the Partnership.

                 4. Payment of Interest. All of the assets of the Partnership which are deposited in the Partnership's accounts at SB will be deposited and maintained in cash. During the term of this Agreement, SB will, within ten
(10) days following the end of each calendar month, credit the Partnership's brokerage accounts with a sum representing interest on eighty percent (80%) of the average daily equity maintained in cash in such accounts during such month (i.e., the sum of the daily cash balances in such accounts divided by the total number of calendar days in that month) at a 30-day Treasury bill rate determined weekly by SB based on the average non-competitive yield on 3-month
U. S. Treasury bills maturing in 30 days (or on the maturity date closest thereto) from the date on which such weekly rate is determined. Interest paid to the Partnership by SB will be used to reimburse SB for the total amount of offering and organizational expenses (but not selling commissions) of the Initial Offering Period, plus interest at the prime rate quoted by The Chase Manhattan Bank. The equity maintained in cash in the account on Saturdays, Sundays and holidays shall be the equity maintained in cash in the account as of the close of business on the next preceding business day.

                 5. Trading Authorization. The General Partner has entered into a Management Agreement with John W. Henry & Company, Inc. as the Partnership's Advisors pursuant to which the Advisor shall have discretion to order purchases and sales of commodity interests including futures contracts, options and forward contracts. SB is hereby authorized to execute all orders placed by the Advisor for the account of the Partnership until notified by the General Partner to the contrary, and shall have no obligation to inquire into the reason for or method of determining such orders, nor any obligation to monitor such orders in relation to the Partnership's trading policies. The provisions of this Paragraph 5 shall apply with equal force and effect to any other commodity trading advisor designated in the future by the General Partner.

                 6. Terms of the Account. The following terms and conditions shall be applicable to the Partnership's account:





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                  (a) The word "property" is used herein to mean securities of all kinds, monies, options, commodities and contracts for the future delivery of, or otherwise relating to, commodities or securities and all property usually and customarily dealt in by brokerage firms.

                  (b) All transactions for the Partnership's account shall be subject to the regulations of all applicable federal, state and self-regulatory agencies including, but not limited to, the various commodity exchanges and the constitution, rules and customs, as the same may be constituted from time to time, of the exchange or market (and its clearing house, if any) where executed. Actual deliveries are intended on all transactions. The Partnership also agrees not to exceed the speculative position limits for its own account, acting alone or in concert with others, and promptly to advise SB if it is required to file reports of its commodity positions with the Commodity Futures Trading Commission.

                  (c) Any and all property belonging to the Partnership, or in which it may have an interest, held by SB or carried in the Partnership's account (either individually or jointly with others) shall be subject to a general lien for the discharge of the Partnership's obligations to SB, wherever or however arising and without regard to whether or not SB has made advances with respect to such property, and SB is hereby authorized to sell and/or purchase any and all property in the Partnership's account without notice to satisfy such general lien.

                  (d) The Partnership agrees to maintain such collateral and/or margin as SB may, in its discretion, require from time to time and will pay on demand any amount owing with respect to its account. Against a "short" position in any commodity contract, prior to the maturity thereof, the Partnership will give SB instructions to cover, or furnish SB with all necessary delivery documents, and in default thereof, SB may, without demand or notice, cover the contracts, or if an order to buy in such contracts cannot be executed under prevailing conditions, SB may procure the actual commodity and make delivery thereof upon any terms and by any method which may be feasible. It is further agreed that if the Partnership fails to receive sufficient funds to pay for any commodities and commodity futures contracts and/or to satisfy any demands for original and/or variation margin, SB may, without prior demand and notice, sell any property held by it in the Partnership's account and any loss resulting therefrom will be charged to the Partnership's account.

                  (e) SB may, whenever in its discretion it considers it necessary for its protection, sell any or all property held in the Partnership's account, cancel any open orders for the purchase or sale of any property with or without notice to the Partnership, and SB may borrow or buy in any property required to make delivery against any sales, including a short sale, effected for the Partnership. Such sale or purchase may be public or





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private and may be made without advertising or notice to the Partnership and in such manner as SB may, in its discretion, determine, and no demands, calls, tenders or notices which SB may make or give in any one or more instances shall invalidate the aforesaid waiver on the Partnership's part. At any such sale SB may purchase the property free of any right of redemption and the Partnership shall be liable for any deficiency in its account.

                  (f) SB and the Partnership agree that the parties shall have the right to offset any unrealized gains and losses on the Partnership's open positions and to net any open orders for the purchase or sale of any property of the Partnership.

                  (g) The Partnership agrees to pay service fees and/or interest charges upon its account monthly at the prevailing and/or allowable rates according to the laws of the State of New York, as determined by SB at the time of the acceptance of this Agreement in its New York office and thereafter.

                  (h) If any provisions herein are or should become inconsistent with any present or future law, rule or regulation of any sovereign government or a regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with any such law, rule or regulation. In all other respects, this Agreement shall continue and remain in full force and effect.

                 7. Indemnification. (a) In any action, suit, or proceeding to which SB was or is a party or is threatened to be made a party by reason of the fact that it is or was the commodity broker for the Partnership (other than an action by or in the right of the Partnership), the Partnership shall indemnify and hold harmless SB, subject to subparagraph (c), against any loss, liability, damage, cost, expense (including attorneys' fees and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding if SB acted in good faith and in a manner it reasonably believed to be in the best interests of the Partnership, except that no indemnification shall be made in respect of any claim, issue or matter which as to SB constituted negligence, misconduct or breach of its fiduciary obligations to the Partnership, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, SB is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper; and further provided that no indemnification shall be available from the Partnership if such indemnification is prohibited by Section 16 of the Partnership Agreement. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that SB did not act in good faith, and in a manner which it reasonably believed to be in or not opposed to the best interests of the Partnership.





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                  (b) To the extent that SB has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraph (a) above, or in defense of any claim, issue or matter therein, the Partnership shall indemnify it against the expenses, including attorneys' fees, actually and reasonably incurred by it in connection therewith.

                  (c) Any indemnification under subparagraph (a) above, unless ordered by a court, shall be made by the Partnership only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification is proper in the circumstances because SB has met the applicable standard of conduct set forth in subparagraph (a) above.

                  (d) The term SB as used in this Paragraph 7 shall include SB, its officers, directors, stockholders, employees and affiliates.

                 8. Termination. This Agreement may be terminated at any time by either party hereto upon notice to the other, in which event the brokerage accounts shall be closed and all positions open at such time shall be liquidated or shall be transferred to another broker as directed by the Partnership.

                 9. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by the laws of the State of New York.

                 IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                                  SMITH BARNEY WESTPORT
                                  FUTURES FUND L. P. II

                                  By:  Smith Barney Futures
                                       Management Inc.
                                         (General Partner)

                                  By:
                                       ---------------------------------
                                       David J. Vogel, President

                                  SMITH BARNEY INC.

                                  By:
                                       ---------------------------------





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                           RISK DISCLOSURE STATEMENT

         THE RISK OF LOSS IN TRADING COMMODITY FUTURES CONTRACTS CAN BE SUBSTANTIAL. YOU SHOULD, THEREFORE, CAREFULLY CONSIDER WHETHER SUCH TRADING IS SUITABLE FOR YOU IN LIGHT OF YOUR CIRCUMSTANCES AND FINANCIAL RESOURCES. YOU SHOULD BE AWARE OF THE FOLLOWING POINTS:

          (1) You may sustain a total loss of the funds that you deposit with your broker to establish or maintain a position in the commodity futures market, and you may incur losses beyond these amounts. If the market moves against your position, you may be called upon by your broker to deposit a substantial amount of additional margin funds, on short notice, in order to maintain your position. If you do not provide the required funds within the time required by your broker, your position may be liquidated at a loss, and you will be liable for any resulting deficit in your account.

          (2) Under certain market conditions, you may find it difficult or impossible to liquidate a position. This can occur, for example, when the market reaches a daily price fluctuation limit ("limit move").

          (3) Placing contingent orders, such as "stop-loss" or "stop-limit" orders, will not necessarily limit your losses to the intended amounts, since market conditions on the exchange where the order is placed may make it impossible to execute such orders.

          (4) All futures positions involve risk, and a "spread" position may not be less risky than an outright "long" or "short" position.

          (5) The high degree of leverage (gearing) that is often obtainable in futures trading because of the small margin requirements can work against you as well as for you. Leverage (gearing) can lead to large losses as well as gains.

          (6) You should consult your broker concerning the nature of the protections available to safeguard funds or property deposited for your account.

         ALL OF THE POINTS NOTED ABOVE APPLY TO ALL FUTURES TRADING WHETHER FOREIGN OR DOMESTIC. IN ADDITION, IF YOU ARE CONTEMPLATING TRADING FOREIGN FUTURES OR OPTIONS CONTRACTS, YOU SHOULD BE AWARE OF THE FOLLOWING ADDITIONAL
RISKS:

          (7) Foreign futures transactions involve executing and clearing trades on a foreign exchange. This is the case even if the foreign exchange is formally "linked" to a domestic exchange, whereby a trade executed on one exchange liquidates or establishes a position on the other exchange. No domestic organization regulates the activities of a foreign exchange,





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including the execution, delivery, and clearing of transactions on such an exchange, and no domestic regulator has the power to compel enforcement of the rules of the foreign exchange or the laws of the foreign country. Moreover, such laws or regulations will vary depending on the foreign country in which the transactions occurs. For these reasons, customers who trade on foreign exchanges may not be afforded certain of the protections which apply to domestic transactions, including the right to use domestic alternative dispute resolution procedures. In particular, funds received from customers to margin foreign futures transactions may not be provided the same protections as funds received to margin futures transactions on domestic exchanges. Before you trade, you should familiarize yourself with the foreign rules which will apply to your particular transaction.

          (8) Finally, you should be aware that the price of any foreign futures or option contract and, therefore, the potential profit and loss resulting therefrom, may be affected by any fluctuation in the foreign exchange rate between the time the order is placed and the foreign futures contract is liquidated or the foreign option contract is liquidated or exercised.

THIS BRIEF STATEMENT CANNOT, OF COURSE, DISCLOSE ALL THE RISKS AND OTHER ASPECTS OF THE COMMODITY MARKETS.

         I hereby acknowledge that I have received and understood this risk disclosure statement.

                                           SMITH BARNEY WESTPORT
                                           FUTURES FUND L. P.

                                           By:  Smith Barney Futures
                                                Management Inc.
                                                  (General Partner)

         , 1997                                 By:
-------------------------                          --------------------------
Date                                               David J. Vogel
                                                   President





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